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                                                     Exhibit 23.1





                       ENGINEER'S CONSENT


We consent to incorporation by reference in the Registration Statements (No. 33-32378 and No. 33-67924) on Form S-8 and the Registration Statement (No. 333-00815) on Form S-3 of Devon Energy Corporation the reference to our appraisal report for Devon Energy Corporation as of December 31, 1997, which appears in the December 31, 1997 annual report on Form 10-K of Devon Energy Corporation.





                                             WILLIAM E. LAROCHE
                                     LAROCHE PETROLEUM CONSULTANTS, LTD.


March 10, 1998